March 31, 2014

PRESS RELEASE

Century Casinos, Inc. Announces Fourth Quarter and Year Ended 2013 Results

Colorado Springs, Colorado – March 31, 2014 – Century Casinos, Inc. (NASDAQ Capital Market® and Vienna Stock Exchange: CNTY) today announced its financial results for the three months and year ended December 31, 2013.

2013 Highlights*

•	Net operating revenue was $104.6 million, a 46% increase from the year ended December 31, 2012.
•	Adjusted EBITDA** was $12.6 million, a 20% increase from the year ended December 31, 2012.
•	Net earnings attributable to Century Casinos, Inc. shareholders were $6.2 million, a 51% increase from the year ended December 31, 2012.
•	Earnings per share were $0.26.
•	Book value per share *** at December 31, 2013 was $5.00.

Fourth Quarter 2013 Highlights*

•	Net operating revenue was $29.4 million, a 66% increase from the three months ended December 31, 2012.
•	Adjusted EBITDA** was $2.2 million, a 3% increase from the three months ended December 31, 2012.
•	Net losses attributable to Century Casinos, Inc. shareholders were $0.2 million, a 134% decrease from the three months ended December 31, 2012.
•	Losses per share were $0.01.

The period over period increases in net operating revenue and Adjusted EBITDA relate to the inclusion of operating results from Casinos Poland Ltd. (CPL) beginning in the second quarter of 2013. In April 2013, the Company completed the purchase of an additional 33.3% ownership interest in CPL. The Company owns a 66.6% ownership interest in CPL and consolidates CPL financial information as a majority-owned subsidiary for which the Company has a controlling financial interest. Prior to the acquisition of this additional interest in CPL, the Company owned 33.3% of CPL and accounted for the CPL ownership interest as an equity investment.

On November 29, 2013, our subsidiary Century Casinos Europe GmbH finalized credit and management agreements with United Horsemen of Alberta, Inc.  (UHA)  in connection with the development of a Racing Entertainment Center (REC)  project in the north metropolitan area of Calgary, Alberta, Canada. The project will include a horse race track and other gaming, restaurant and entertainment facilities. Under the agreements, we acquired 15% of UHA, control the UHA board of directors and will manage the development and operation of the REC project. As of November 29, 2013, we began consolidating UHA as a minority owned subsidiary for which we have a controlling financial interest. While unaffiliated

*Amounts presented are rounded.  As such, rounding differences could occur in period over period changes and percentages reported.

**Adjusted EBITDA is a Non-GAAP financial measure.  See discussion and reconciliation of Non-GAAP financial measures in Supplemental Information below.

*** The Company defines book value per share as total Century Casinos shareholders’ equity divided by outstanding common shares.

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shareholders currently own the remaining 85% of UHA, we have the right to convert $11 million (that we will provide out of a total of $24 million for the development of the REC project) into a 60% ownership stake in UHA, bringing our total to 75%. We account for and report the current 85% UHA ownership interest that we do not own as a non-controlling financial interest.

The period over period increases relate primarily to the inclusion of operating results from Casinos Poland, Ltd. (CPL) in the second quarter of 2013. In April 2013, the Company completed the purchase of an additional 33.3% ownership interest in CPL. The Company now owns a 66.6% ownership interest in CPL and consolidates CPL financial information as a majority-owned subsidiary for which the Company has a controlling financial interest. Prior to the acquisition of this additional interest in CPL, the Company owned 33.3% of CPL and accounted for the CPL ownership interest as an equity investment.

	For the Three Months			For the Year
Amounts in thousands, except per share data	Ended December 31,			Ended December 31,
Consolidated Results:	2013	2012	% Change	2013	2012	% Change
Net operating revenue	$ 29,424	$ 17,745	66%	$ 104,588	$ 71,828	46%
(Loss) earnings from operations	(16)	894	(102%)	5,483	5,776	(5%)
Net (loss) earnings	(211)	624	(134%)	6,181	4,091	51%

Adjusted EBITDA**	$ 2,189	$ 2,123	3%	$ 12,636	$ 10,563	20%

Earnings per share:
Basic	($0.01)	$ 0.03	(133%)	$ 0.26	$ 0.17	53%
Diluted	($0.01)	$ 0.03	(133%)	$ 0.26	$ 0.17	53%
Weighted average common shares:
Basic	24,378	24,127		24,052	24,004
Diluted	24,365	24,145		24,213	24,105

Said Erwin Haitzmann and Peter Hoetzinger, Co Chief Executive Officers of Century Casinos:  “Since the end of the third quarter of 2013, it has been quite challenging for casino operators in many regional North American gaming markets, and we were certainly no exception to that trend. Our business performed behind expectations, mostly because of unusual external challenges such as the devastating floods in Colorado and Calgary in the summer and the strong storms in the winter.

During 2013, against a backdrop of ongoing uncertainty in the macroeconomic picture and consumer weakness in most of the markets that we operate in, we made significant progress with the implementation of our strategy to increase shareholder value. From an operational perspective, we diligently focused on refining and adjusting our product, our marketing and our amenities. We’ve also improved our operational and financial flexibility, which will allow us to consider a  variety of potential growth opportunities that we believe will create significant value for our business and our investors in the years to come. We are particularly excited about the development progress and potential of the Century Downs racetrack and casino in Calgary”.

Three Months and Year Ended December 31, 2013 Results*

Net operating revenue increased by $11.7 million, or 66%,  and increased by $32.8 million, or 46%, for the three months and year ended December 31, 2013 compared to the three months and year ended December 31, 2012.  Following is a summary of the changes in net operating revenue by property or

*Amounts presented are rounded.  As such, rounding differences could occur in period over period changes and percentages reported.

**Adjusted EBITDA is a Non-GAAP financial measure.  See discussion and reconciliation of Non-GAAP financial measures in Supplemental Information below.

*** The Company defines book value per share as total Century Casinos shareholders’ equity divided by outstanding common shares.

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category for the three months and year ended December 31, 2013 compared to the three months and year ended December 31, 2012:

	Net Operating Revenue
	For the Three Months		For the Year
	Ended December 31,		Ended December 31,
	2013/2012		2013/2012
Amounts in millions	Change	% Change	Change	% Change
Century Casino & Hotel, Edmonton	$ 0.0	(1%)	$ 0.7	3%
Century Casino, Calgary	(0.4)	(19%)	(1.4)	(14%)
Century Casino & Hotel, Central City	(0.4)	(9%)	(1.1)	(6%)
Century Casino & Hotel, Cripple Creek	(0.1)	(3%)	(0.1)	(1%)
Casinos Poland	12.8	100%	34.8	100%
Cruise Ships & Other	(0.2)	(10%)	(0.1)	(1%)
United Horsemen of Alberta	0.0	100%	0.0	100%
Total	$ 11.7	66%	$ 32.8	46%

Earnings from operations decreased by ($0.9) million, or (102%), and decreased by ($0.3) million, or (5%)  for the three months and year ended December 31, 2013 compared to the three months and year ended December 31, 2012.  Following is a summary of the changes in earnings from operations by property or category for the three months and year ended December 31, 2013 compared to the three months and year ended December 31, 2012:

	Earnings from Operations
	For the Three Months		For the Year
	Ended December 31,		Ended December 31,
	2013/2012		2013/2012
Amounts in millions	Change	% Change	Change	% Change
Century Casino & Hotel, Edmonton	$ 0.0	2%	$ 0.9	14%
Century Casino, Calgary	(0.1)	(77%)	0.4	66%
Century Casino & Hotel, Central City	(0.1)	(27%)	(0.5)	(22%)
Century Casino & Hotel, Cripple Creek	0.0	(175%)	0.2	18%
Casinos Poland	(0.2)	(100%)	0.3	100%
Cruise Ships & Other	0.1	109%	0.1	14%
United Horsemen of Alberta	0.1	100%	0.1	100%
Corporate Other	(0.7)	(53%)	(1.8)	(37%)
Total	($0.9)	(102%)	($0.3)	(5%)

Net earnings (loss) decreased by ($0.8) million, or (134%), and increased by $2.1 million, or 51% for the three months and year ended December 31, 2013 compared to the three months and year ended December 31, 2012. Following is a summary of the changes in net earnings (loss) by property or category

*Amounts presented are rounded.  As such, rounding differences could occur in period over period changes and percentages reported.

**Adjusted EBITDA is a Non-GAAP financial measure.  See discussion and reconciliation of Non-GAAP financial measures in Supplemental Information below.

*** The Company defines book value per share as total Century Casinos shareholders’ equity divided by outstanding common shares.

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for the three months and year ended December 31, 2013 compared to the three months and year ended December 31, 2012:

	Net Earnings (Loss)
	For the Three Months		For the Year
	Ended December 31,		Ended December 31,
	2013/2012		2013/2012
Amounts in millions	Change	% Change	Change	% Change
Century Casino & Hotel, Edmonton	$ 0.0	(2%)	$ 1.0	22%
Century Casino, Calgary	0.0	36%	$ 0.5	94%
Century Casino & Hotel, Central City	(0.1)	(27%)	(0.3)	(22%)
Century Casino & Hotel, Cripple Creek	0.0	(171%)	0.1	18%
Casinos Poland	(0.4)	(100%)	0.0	100%
Cruise Ships & Other	0.1	137%	0.1	12%
United Horsemen of Alberta	0.0	(100%)	0.0	(100%)
Corporate Other	(0.4)	(40%)	0.7	24%
Total	($0.8)	(134%)	$ 2.1	51%

Items deducted from or added to earnings from operations to arrive at net earnings include gain on business combination related to the acquisition of the additional ownership interests in CPL and UHA,  interest income, interest expense, gains on foreign currency transactions, income tax expense and non-controlling interest.

*Amounts presented are rounded.  As such, rounding differences could occur in period over period changes and percentages reported.

**Adjusted EBITDA is a Non-GAAP financial measure.  See discussion and reconciliation of Non-GAAP financial measures in Supplemental Information below.

*** The Company defines book value per share as total Century Casinos shareholders’ equity divided by outstanding common shares.

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Property and Category Results (in thousands)

The following are property and category results for net operating revenue and Adjusted EBITDA.

	Net Operating Revenue			Adjusted EBITDA**			Net Operating Revenue			Adjusted EBITDA**
	For the Three Months		%	For the Three Months		%	For the Year		%	For the Year		%
	Ended December 31,		Change	Ended December 31,		Change	Ended December 31,		Change	Ended December 31,		Change
	2013	2012		2013	2012		2013	2012		2013	2012
Century Casino & Hotel, Edmonton	$ 6,462	$ 6,499	(1%)	$ 2,161	$ 2,141	1%	$ 25,217	$ 24,536	3%	$ 8,926	$ 7,959	12%
Century Casino, Calgary	2,115	2,594	(19%)	96	159	(40%)	8,507	9,929	(14%)	706	228	210%
Century Casino & Hotel, Central City	3,957	4,354	(9%)	571	714	(20%)	17,374	18,501	(6%)	3,239	3,875	(16%)
Century Casino & Hotel, Cripple Creek	2,446	2,524	(3%)	260	261	(0%)	11,819	11,931	(1%)	2,604	2,385	9%
Casinos Poland	12,831	0	100%	872	0	100%	34,817	0	100%	2,749	0	100%
Cruise Ships & Other	1,587	1,766	(10%)	200	157	27%	6,827	6,923	(1%)	997	929	7%
United Horsemen of Alberta	25	0	100%	6	0	100%	25	0	100%	6	0	100%
Corporate	1	8	(88%)	(1,977)	(1,309)	(51%)	2	8	(75%)	(6,591)	(4,813)	(37%)
Consolidated	$ 29,424	$ 17,745	66%	$ 2,189	$ 2,123	3%	$ 104,588	$ 71,828	46%	$ 12,636	$ 10,563	20%

Balance Sheet and Liquidity

As of December 31, 2013, the Company had $27.4 million in cash and cash equivalents and $34.1 million in outstanding debt on its balance sheet compared to $24.8 million in cash and cash equivalents and $3.6 million in debt obligations at December 31, 2012.  The $34.1 million in outstanding debt includes $6.5 million in outstanding debt related to CPL, $18.3 million in outstanding debt related to a long-term land lease of UHA and $9.3 million in outstanding debt related to our Bank of Montreal credit agreement as of December 31, 2013. On February 21, 2013, the Company borrowed $7.2 million from its Bank of Montreal credit agreement to pay for the additional 33.3% investment in CPL, which closed on April 8, 2013. The Bank of Montreal credit agreement has a term of five years and is guaranteed by the Company. Once repaid, amounts cannot be reborrowed. As of December 31, 2013, the Company had approximately $16.0 million available for borrowing under the Bank of Montreal credit agreement.

*Amounts presented are rounded.  As such, rounding differences could occur in period over period changes and percentages reported.

**Adjusted EBITDA is a Non-GAAP financial measure.  See discussion and reconciliation of Non-GAAP financial measures in Supplemental Information below.

*** The Company defines book value per share as total Century Casinos shareholders’ equity divided by outstanding common shares.

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Conference Call Information

Today the Company will post a copy of the annual report on Form 10-K filed with the SEC for the year ended December 31, 2013 on its website at http://corporate.cnty.com/investor-relations/sec-filings.

Century Casinos will host its fourth quarter 2013 earnings conference call today at 8:00 am MDT; 4:00 pm CET, respectively. U.S. domestic participants should dial 1-888-299-7212. For all other international participants, please use 719-234-0008 to dial-in. Participants may also listen to the call live or obtain a recording of the call on the Company’s website until April 11, 2014 at http://corporate.cnty.com/investor-relations/sec-filings.

*Amounts presented are rounded.  As such, rounding differences could occur in period over period changes and percentages reported.

**Adjusted EBITDA is a Non-GAAP financial measure.  See discussion and reconciliation of Non-GAAP financial measures in Supplemental Information below.

*** The Company defines book value per share as total Century Casinos shareholders’ equity divided by outstanding common shares.

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(continued)

CENTURY CASINOS, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION – US GAAP BASIS

	For the Three Months Ended December 31,		For the Year Ended December 31,
Amounts in thousands, except for per share information	2013	2012	2013	2012
Operating revenue:
Net operating revenue	29,424	17,745	104,588	71,828
Operating costs and expenses:
Total operating costs and expenses	29,433	16,896	98,970	66,478
Earnings from equity investment	(7)	45	(135)	426
Earnings from operations	(16)	894	5,483	5,776
Non-operating income (expense):
Gain on business combination	404	0	2,478	0
Interest income	55	1	73	37
Interest expense	(433)	(70)	(983)	(670)
Gains on foreign currency transactions and other	84	(5)	318	(24)
Non-operating income (expense), net	110	(74)	1,886	(657)
Earnings before income taxes and non-controlling interest	94	820	7,369	5,119
Income tax provision	609	196	1,294	1,028
Net (loss) earnings	(515)	624	6,075	4,091
Less: Net (earnings) loss attributable to non-controlling interest	(304)	0	106	0
Net earnings attributable to Century Casinos, Inc. shareholders	($211)	$ 624	$ 6,181	$ 4,091

Earnings per share attributable to Century Casinos, Inc.:
Basic	($0.01)	$ 0.03	$ 0.26	$ 0.17
Diluted	($0.01)	$ 0.03	$ 0.26	$ 0.17

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CENTURY CASINOS, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION – US GAAP BASIS

Century Casinos, Inc.
Condensed Consolidated Balance Sheets
(Amounts in thousands)
	December 31,	December 31,
	2013	2012
Assets
Current assets	$ 32,360	$ 26,535
Property and equipment, net	132,639	99,526
Other assets	25,625	11,275
Total assets	$ 190,624	$ 137,336

Liabilities and Shareholders’ Equity
Current liabilities	$ 26,801	$ 13,071
Non-current liabilities	34,373	6,109
Shareholders’ equity	129,450	118,156
Total liabilities and shareholders’ equity	$ 190,624	$ 137,336

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CENTURY CASINOS, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

Century Casinos, Inc.

Adjusted EBITDA Margins ** by Property or Category

	For the Three Months		For the Year
	Ended December 31,		Ended December 31,
	2013	2012	2013	2012
Century Casino & Hotel, Edmonton	33%	33%	35%	32%
Century Casino, Calgary	5%	6%	8%	2%
Century Casino & Hotel, Central City	14%	16%	19%	21%
Century Casino & Hotel, Cripple Creek	11%	10%	22%	20%
Casinos Poland	7%	0%	8%	0%
Cruise Ships & Other	13%	9%	15%	13%
United Horsemen of Alberta	24%	0%	24%	0%
Consolidated Adjusted EBITDA Margin	7%	12%	12%	15%

Reconciliation of Adjusted EBITDA * to Net Earnings (Loss) by Property or Category

For the three months ended December 31, 2013

Amounts in thousands

	Three Months Ended December 31, 2013
	Edmonton	Calgary	Central City	Cripple Creek	Casinos Poland	Cruise Ships & Other	United Horsemen of Alberta	Corporate	Total
Net earnings (loss)	$ 1,385	($29)	$ 173	($5)	($386)	$ 71	($2)	($1,418)	($211)
Interest income	(16)	0	0	0	(8)	0	0	(31)	(55)
Interest expense	104	0	0	(1)	158	0	171	1	433
Income taxes (benefit)	445	(98)	106	(3)	332	23	6	(202)	609
Depreciation and amortization	253	229	292	240	784	100	0	30	1,928
Non-controlling interest	0	0	0	0	(192)	0	(112)	0	(304)
Non-cash stock based compensation	0	0	0	0	0	0	0	22	22
Foreign currency losses (gains)	(13)	(6)	0	0	(66)	0	0	1	(84)
(Gain) loss on disposition of fixed assets	3	0	0	29	242	6	0	24	304
(Gain) on business combination	0	0	0	0	0	0	0	(404)	(404)
Impairments and other write-offs	0	0	0	0	8	0	(57)	0	(49)
Adjusted EBITDA*	$ 2,161	$ 96	$ 571	$ 260	$ 872	$ 200	$ 6	($1,977)	$ 2,189

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CENTURY CASINOS, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

Century Casinos, Inc.

Reconciliation of Adjusted EBITDA * to Net Earnings (Loss) by Property or Category

For the three months ended December 31, 2012

Amounts in thousands

	Three Months Ended December 31, 2012
	Edmonton	Calgary	Central City	Cripple Creek	Cruise Ships & Other	Corporate	Total
Net earnings (loss)	$ 1,407	($45)	$ 236	$ 7	$ 30	($1,011)	$ 624
Interest income	0	0	0	0	0	(1)	(1)
Interest expense	57	0	0	0	11	2	70
Income taxes (benefit)	417	(35)	145	5	5	(341)	196
Depreciation and amortization	264	230	329	247	113	38	1,221
Non-cash stock based compensation	0	0	0	0	0	(4)	(4)
Foreign currency losses (gains)	(4)	5	0	0	(1)	5	5
(Gain) loss on disposition of fixed assets	0	4	4	2	(1)	1	10
Other write-offs	0	0	0	0	0	2	2
Adjusted EBITDA*	$ 2,141	$ 159	$ 714	$ 261	$ 157	($1,309)	$ 2,123

Reconciliation of Adjusted EBITDA * to Net Earnings (Loss) by Property or Category

For the year ended December 31, 2013

Amounts in thousands

	Year Ended December 31, 2013
	Edmonton	Calgary	Central City	Cripple Creek	Casinos Poland	Cruise Ships & Other	United Horsemen of Alberta	Corporate	Total
Net earnings (loss)	$ 5,703	($31)	$ 1,225	$ 1,004	$ 12	$ 504	($2)	($2,234)	$ 6,181
Interest income	(16)	0	0	0	(10)	0	0	(47)	(73)
Interest expense	429	0	0	0	384	(3)	171	2	983
Income taxes (benefit)	1,809	(172)	750	615	145	81	6	(1,940)	1,294
Depreciation and amortization	1,028	920	1,269	956	1,903	402	0	121	6,599
Non-controlling interest	0	0	0	0	6	0	(112)	0	(106)
Non-cash stock based compensation	0	0	0	0	0	0	0	33	33
Foreign currency losses (gains)	(30)	(11)	0	0	(204)	(1)	0	(72)	(318)
(Gain) loss on disposition of fixed assets	3	0	(5)	29	505	14	0	24	570
(Gain) on business combination	0	0	0	0	0	0	0	(2,478)	(2,478)
Impairments and other write-offs	0	0	0	0	8	0	(57)	0	(49)
Adjusted EBITDA*	$ 8,926	$ 706	$ 3,239	$ 2,604	$ 2,749	$ 997	$ 6	($6,591)	$ 12,636

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CENTURY CASINOS, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

Century Casinos, Inc.

Reconciliation of Adjusted EBITDA * to Net Earnings (Loss) by Property or Category

For the year ended December 31, 2012

Amounts in thousands

	Year Ended December 31, 2012
	Edmonton	Calgary	Central City	Cripple Creek	Cruise Ships & Other	Corporate	Total
Net earnings (loss)	$ 4,688	($527)	$ 1,561	$ 854	$ 450	($2,935)	$ 4,091
Interest income	(12)	(1)	0	0	0	(24)	(37)
Interest expense	656	0	0	0	11	3	670
Income taxes (benefit)	1,595	(117)	956	522	49	(1,977)	1,028
Depreciation and amortization	1,010	860	1,350	1,007	404	126	4,757
Non-cash stock based compensation	0	0	0	0	0	(4)	(4)
Foreign currency losses (gains)	20	9	0	0	0	(5)	24
(Gain) loss on disposition of fixed assets	2	4	8	2	15	1	32
Other write-offs	0	0	0	0	0	2	2
Adjusted EBITDA*	$ 7,959	$ 228	$ 3,875	$ 2,385	$ 929	($4,813)	$ 10,563

*  The Company defines Adjusted EBITDA as net earnings (loss) before interest, income taxes (benefit), depreciation, amortization, pre-opening expenses, non-cash stock based compensation charges, asset impairment costs, (gains) losses on disposition of fixed assets, discontinued operations, realized foreign currency (gains) losses, gain on business combination and certain other one-time items. Intercompany transactions consisting primarily of management and royalty fees and interest, along with their related tax effects, are excluded from the presentation of net earnings and Adjusted EBITDA reported for each property. Not all of the aforementioned items occur in each reporting period, but have been included in the definition based on historical activity. These adjustments have no effect on the consolidated results as reported under accounting principles generally accepted in the United States of America (“US GAAP”). Adjusted EBITDA is not considered a measure of performance recognized under US GAAP. Management believes that Adjusted EBITDA is a valuable measure of the relative performance of the Company and its properties. The gaming industry commonly uses Adjusted EBITDA as a method of arriving at the economic value of a casino operation. Management uses Adjusted EBITDA to compare the relative operating performance of separate operating units by eliminating the above mentioned items associated with the varying levels of capital expenditures for infrastructure required to generate revenue, and the often high cost of acquiring existing operations. EBITDA (Earnings before interest, taxes, depreciation and amortization) is used by the Company’s lending institution to gauge operating performance. The Company’s computation of Adjusted EBITDA may be different from, and therefore may not be comparable to, similar measures used by other companies within the gaming industry. Please see the reconciliation of Adjusted EBITDA to net earnings (loss) above.

CENTURY CASINOS, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

11/12

**  The Company defines Adjusted EBITDA margin as Adjusted EBITDA divided by net operating revenue. Management uses this margin as one of several measures to evaluate the efficiency of the Company’s casino operations.

About Century Casinos, Inc.:

Century Casinos, Inc. is an international casino entertainment company that owns and operates Century Casino & Hotels in Cripple Creek and Central City, Colorado, and in Edmonton, Alberta, Canada and the Century Casino in Calgary, Alberta, Canada. The Company also operates casinos aboard twelve luxury cruise vessels (Regatta, Nautica, Marina, Riviera, Mein Schiff 1, Mein Schiff 2, Wind Surf, Wind Star, Wind Spirit, Seven Seas Voyager, Seven Seas Mariner and Seven Seas Navigator). Through its Austrian subsidiary, Century Casinos Europe GmbH, the Company holds a 66.6% ownership interest in Casinos Poland Ltd., the owner and operator of nine casinos in Poland. The Company also manages the operations of the casino at the Radisson Aruba Resort, Casino & Spa in Aruba, Caribbean. The Company is currently developing a project in the north metropolitan area of Calgary, Alberta, Canada that will include a horse race track and other gaming, restaurant and entertainment facilities. Century Casinos, Inc. continues to pursue other international projects in various stages of development.

For more information about Century Casinos, visit our website at www.centurycasinos.com. Century Casinos’ common stock trades on The NASDAQ Capital Market® and the Vienna Stock Exchange under the symbol CNTY.

This release may contain “forward-looking statements” within the meaning of Section 27A of the Security Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and assumptions of the management of Century Casinos based on information currently available to management. Such forward-looking statements include, but are not limited to, statements regarding future results of operations (including results for Casinos Poland, Ltd.),  operating efficiencies, synergies and operational performance, development of and the prospects for the REC project, debt repayment and plans for our casinos and our Company.  Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Important factors that could cause actual results to differ materially from the forward-looking statements include, among others, the risks described in the section entitled “Risk Factors” under Item 1A in our Annual Report on Form 10-K for the year ended December 31, 2013. Century Casinos disclaims any obligation to revise or update any forward-looking statement that may be made from time to time by it or on its behalf.

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